Exhibit 99.1

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders, Audit Committee and Board of Directors
Sajan, Inc.
River Falls, WI

We have audited the accompanying consolidated balance sheets of Sajan, Inc., Subsidiaries and Affiliate (River Valley Business Center, LLC) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sajan, Inc., Subsidiaries and Affiliate (River Valley Business Center, LLC) as of December 31, 2009 and 2008 and the results of their operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 14 of the consolidated financial statements, the Company has restated its consolidated balance sheet as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2008.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
February 23, 2010

Sajan Inc., Subsidiaries and Affiliate (River Valley Business Center, LLC)
CONSOLIDATED BALANCE SHEETS
December 31, 2009 and 2008

	2009	2008 (Restated)
Assets
Current assets:
Cash and cash equivalents	$120,493	$381,501
Accounts receivable, net of allowance of $10,000	2,871,005	2,938,056
Deferred tax asset	660,170	32,571
Unbilled services	256,697	-
Other current assets	38,534	56,888
Total current assets	3,946,899	3,409,016

Property and equipment, net	3,349,556	3,467,979

Other assets:
Intangible assets, net	336,983	112,769
Capitalized software development costs, net	877,117	841,782
Other assets, net	24,294	25,245
Total other assets	1,238,394	979,796

Total assets	$8,534,849	$7,856,791

Liabilities and Stockholders’ Equity

Current liabilities:
Checks issued in excess of bank balance	$113,048	$-
Current portion of capital lease obligations	10,514	50,761
Current portion of long-term debt	105,159	86,142
Note payable - related party	292,973	314,984
Line of credit	1,000,000	700,000
Accounts payable	901,213	569,234
Accrued interest - related party	23,415	21,407
Accrued compensation and benefits	505,084	471,288
Other accrued liabilities	747,671	191,691
Deferred revenue	336,458	133,310
Total current liabilities	4,035,535	2,538,817

Long-term liabilities:
Capital lease obligations, net of current portion	-	10,270
Long-term debt, net of current portion	2,412,194	2,517,353
Other long-term liability	19,687	15,449
Deferred tax liabilities	605,497	290,249
Total long-term liabilities	3,037,378	2,833,321
Total liabilities	7,072,913	5,372,138

	2009	2008 (Restated)
Stockholders’ equity:

Common stock, $.01 par value, 20,000,000 shares authorized, 5,686,250 issued and outstanding at December 31, 2009 and 2008	56,863	56,863
Additional paid-in capital	1,919,161	1,824,160
Retained earnings (Accumulated deficit)	(709,393)	377,596
Accumulated other comprehensive loss:
Foreign currency adjustment	(22,896)	-
Stockholders’ equity	1,243,735	2,258,619

Non-controlling interest in subsidiary	(3,075)	-
Non-controlling interest in equity of affiliate	221,276	226,034
(River Valley Business Center, LLC)
Total equity	1,461,936	2,484,653

Total liabilities and stockholders’ equity	$8,534,849	$7,856,791

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Sajan Inc., Subsidiaries and Affiliate (River Valley Business Center, LLC)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2009 and 2008

	2009	2008 (Restated)

Revenues:
Translation and consulting income	$11,639,588	$9,677,347
Technology income	1,019,470	969,264
Rental income	67,144	67,144
Total revenues	12,726,202	10,713,755

Operating expenses:
Cost of revenues (exclusive of amortization and depreciation of $943,318 and $678,011 included in general and administrative below)	7,001,531	4,723,975
Sales and marketing	3,413,943	2,917,742
Research and development	595,785	402,880
General and administrative	2,875,491	2,050,796
Total operating expenses	13,886,750	10,095,393

Income (loss) from operations	(1,160,548)	618,362

Other income (expense):
Interest expense	(209,164)	(215,922)
Interest and other income	3,830	13,409
Other expense	(38,039)	(890)
Total other income (expense)	(243,373)	(203,403)

Net income (loss) before income taxes and non-controlling interests in subsidiary and affiliate	(1,403,921)	414,959

Income tax expense (benefit)	(308,113)	110,691

Net income (loss) before non-controlling interest	(1,095,808)	304,268
Less Non-controlling interest in subsidiary	(4,061)	-
Less Non-controlling interest in affiliate (River Valley Business Center)	(4,758)	70,476

Net income (loss) attributable to Sajan, Inc. and subsidiaries	$(1,086,989)	$233,792

Income (loss) per common share - Basic	$(0.19)	$0.04

Income (loss) per common share - Diluted	$(0.19)	$0.04

Weighted average shares outstanding - Basic	5,686,250	5,686,250

Weighted average shares outstanding - Diluted	5,686,250	5,688,500

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Sajan Inc., Subsidiaries and Affiliate (River Valley Business Center, LLC)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2009 and 2008

	Common Shares	Common Stock	Additional Paid-In Capital	Accumulated other comprehensive loss	Non-controlling interest in subsidiary	Non-controlling interest in equity of affiliate	Retained earnings (accumulated deficit)	Total

Balances at December 31, 2007 (Restated)	5,686,250	$56,863	$1,787,660	$-	$-	$155,558	$143,804	$2,143,885

Net income (Restated)	-	-	-	-	-	70,476	233,792	304,268
Stock-based compensation	-	-	36,500	-	-	-	-	36,500

Balances at December 31, 2008 (Restated)	5,686,250	56,863	1,824,160	-	-	226,034	377,596	2,484,653

Net loss	-	-	-	-	(4,061)	(4,758)	(1,086,989)	(1,095,808)
Purchase of subsidiary	-	-	(17,413)	-	986	-	-	(16,427)
Stock-based compensation	-	-	112,414	-	-	-	-	112,414
Other comprehensive loss on foreign currency adjustment	-	-	-	(22,896)	-	-	-	(22,896)

Balances at December 31, 2009	5,686,250	$56,863	$1,919,161	$(22,896)	$(3,075)	$221,276	$(709,393)	$1,461,936

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Sajan Inc., Subsidiaries and Affiliate (River Valley Business Center, LLC)
CONSOLIDATED STATEMENT OF CASH FLOWS
For the years ended December 31, 2009 and 2008

	2009	2008 (Restated)
Cash flows from operating activities:
Net income (loss)	$(1,095,808)	$304,268
Adjustments to reconcile net income (loss) to net cash from operating activities:
Amortization of capitalized software costs	531,626	390,689
Amortization of license costs and debt issuance costs	131,322	35,025
Depreciation and amortization	281,322	287,323
Stock-based compensation expense	112,414	36,500
Deferred income taxes	(312,351)	95,241
Decrease (increase) in current assets:
Accounts receivable	67,050	(804,566)
Unbilled services	(256,697)	-
Other current assets	(16,645)	(36,473)
Increase (decrease) in current liabilities:
Accounts payable	331,979	294,593
Accrued interest - related party	2,707	7,269
Accrued compensation and benefits	33,796	164,826
Other accrued liabilities	555,980	148,098
Deferred revenue	203,148	133,310
Other long-term liability	4,237	15,449
Net cash flows provided by operating activities	574,080	1,071,552

Cash flows from investing activities:
Purchases of property and equipment	(162,899)	(336,680)
Purchases of intangible assets	(354,585)	(126,322)
Capitalized software development costs	(566,961)	(590,441)
Net cash flows used in investing activities	(1,084,445)	(1,053,443)

Cash flows from financing activities:
Checks issued in excess of bank balance	113,048	-
Net (payments) proceeds on note payable - related party	(22,709)	(10,892)
Net (payments) proceeds on line of credit	300,000	200,000
Advances from note payable - related party	-	18,000
Advances from long-term debt	-	23,500
Payments on capital lease obligation	(50,517)	(52,742)
Payments on long-term debt	(86,142)	(77,604)
Net cash flows provided by financing activities	253,680	100,262

Net increase (decrease) in cash and cash equivalents	(256,685)	118,371

Effect of exchange rate changes in cash and cash equivalents	(4,323)	-

Cash and cash equivalents - beginning of year	381,501	263,130

Cash and cash equivalents - end of year	$120,493	$381,501

Cash paid for interest, net of amortization of loan fees	$346,814	$473,601

Non-cash investing and financing transactions:
Other current assets reclassified to investment in subsidiary	$35,000	-

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2009 and 2008

Note 1 NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Sajan, Inc. originally organized as a Wisconsin corporation in March 1998 and reorganized as a Minnesota corporation in October 2001. Sajan, Inc. (the Company or Sajan) provides language translation and technology solutions to companies located throughout the world, particularly in the technology, consumer products, medical and life sciences, financial services, manufacturing, government, and retail industries that are selling products into global markets. The Company is located in River Falls, Wisconsin.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Sajan, Inc. and its wholly-owned subsidiary, Sajan Software Ltd, and majority-owned subsidiary (94% ownership), Sajan India Software Private Ltd, from the effective date of their acquisition or formation during 2009. The non-controlling interest in subsidiary on the consolidated balance sheets and consolidated statements of operations represents the 6% of Sajan India Software Private Ltd held by third parties. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

River Valley Business Center, LLC (River Valley), is a limited liability company that owns real estate leased to Sajan, Inc. River Valley is owned by Shannon Zimmerman and Angela Zimmerman, each of whom is an executive officer and director of the Company, and who collectively own a majority of the Company’s outstanding voting common stock. Due to the lease between the related parties and Sajan being the primary beneficiary of River Valley, the financial statements include both Sajan and subsidiaries and River Valley. The accompanying consolidated financial statements are consolidated based on a requirement for variable interest entities to be consolidated by their primary beneficiary when certain circumstances exist. The primary beneficiary is the entity that holds the majority of the beneficial interests in the variable interest entity (VIE). A VIE is a legal entity used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. At December 31, 2009 and 2008, Sajan was the primary beneficiary of River Valley, requiring consolidation with the Company. All significant intercompany accounts and transactions have been eliminated in the consolidation.

ACCOUNTS RECEIVABLE

The Company extends unsecured credit to customers in the normal course of business. The Company provides an allowance for doubtful accounts when appropriate, the amount of which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions, on an individual customer basis. Normal accounts receivable are due 30 days after issuance of the invoice. Receivables are written off only after all collection attempts have failed, and are based on individual credit evaluation and specific circumstances of the customer. Accounts receivable have been reduced by an allowance for uncollectible accounts of approximately $10,000 at both December 31, 2009 and 2008. Management believes all accounts receivables in excess of the allowance are fully collectible. The Company does not accrue interest on accounts receivable.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2009 and 2008

PROPERTY AND EQUIPMENT

Property and equipment are stated at costs and are comprised of furniture and office equipment, computer software and equipment, vehicles, and leasehold improvements. Depreciation is computed using the straight-line method over the remaining useful lives of those assets ranging from three to seven years, including assets acquired by capital leases. Building and building improvements are stated at costs and are depreciated over their estimated useful lives using the straight-line method ranging from five to thirty-nine years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Repairs and maintenance costs are charged to expense when incurred.

The Company reviews its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future net cash flows expected to be generated by the asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

INTANGIBLE ASSETS

Intangible assets at December 31, 2009 and 2008 consist of capitalized payments for licensing costs, net of amortization and potential patent rights. The Company has filed a patent application covering a number of components that make up the GCMS solution suite and tools that create value in the pre-translation process of authoring or content creation. If obtained, the Company will begin amortizing the patent costs of $20,520 over the term of the patent.

Components of intangible assets are as follows at December 31:

	2009		2008
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Software licenses	$480,907	$164,444	$126,322	$34,073
Patents	20,520	-	20,520	-
Total	$501,427	$164,444	$146,842	$34,073

Amortization of intangibles was $130,371 and $34,073 for the years ended December 31, 2009 and 2008, respectively. Estimated amortization expense of intangible assets for the years ending December 31, 2010, 2011, and 2012 is $154,191, $126,952, and $35,320, respectively. The weighted average remaining life of the intangibles is 2 years. The Company amortizes the software licenses over their estimated useful lives of 36 months.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2009 and 2008

OTHER ASSETS

Other assets include debt issuance costs of $28,550, which are being amortized over the life of the corresponding note payables of 240 months using the straight-line method, which approximates the interest method. Amortization expense of $952 for both of the years ended December 31, 2009 and 2008 is included in interest expense on the consolidated statements of operations.

INCOME (LOSS) PER COMMON SHARE

Basic earnings per share is computed based on the weighted average number of common shares outstanding. Diluted earnings per share is computed based on the weighted average number of common shares outstanding adjusted by the number of additional shares that would have been outstanding had the potentially dilutive common shares been issued. Potentially dilutive shares of common stock include unexercised stock options and warrants. Basic per share amounts are computed, generally, by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted per share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless their effect is anti-dilutive, thereby reducing the loss or increasing the income per common share. In calculating diluted weighted average shares and per share amounts, we included stock options (see Note 10) with exercise prices below average market prices, for the respective fiscal years in which they were dilutive, using the treasury stock method. The Company calculated the number of additional shares by assuming the outstanding stock options were exercised and that the proceeds from such exercises were used to acquire common stock at the average market price during the year. As of December 31, 2009 and 2008, we excluded options to purchase 945,000 shares and warrants to purchase 415,250 shares from the diluted weighted average share outstanding calculation as the effect of these options is anti-dilutive. The effect of all options and warrants outstanding during the year ended December 31, 2009 was anti-dilutive.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2009 and 2008

A reconciliation of the denominator in the basic and diluted income or loss per share is as follows:

	For the years ended
	December 31, 2009	December 31, 2008

Numerator:

Net income (loss) attributable to Sajan, Inc. and Subsidiaries	$(1,086,989)	$233,792

Denominator:

Weighted average common shares outstanding - basic	5,686,250	5,686,250

Common stock equivalents	0	2,250

Weighted average common shares outstanding - diluted	5,686,250	5,688,500

Income (loss) per common share - Basic	$(0.19)	$0.04

Income (loss) per common share - Diluted	$(0.19)	$0.04

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Sajan capitalizes software costs incurred during the application development stage for software that is internally developed solely to meet the entity’s internal needs and when no substantive plans exist or are being developed to market the software externally. Costs capitalized include external direct costs of materials and services and internal payroll and payroll-related costs. Any costs during the preliminary project stage or related to training or maintenance are expensed as incurred. Capitalization ceases when the software project is substantially complete and ready for its intended use. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life.

When the projects are ready for their intended use, the Company amortizes such costs over their estimated useful lives of three years. Costs capitalized were $566,961 and $590,441 for the years ended December 31, 2009 and December 31, 2008, respectively. Amortization expense on software development costs were $531,626 and $390,689 for the years ended December 31, 2009 and 2008, respectively. Estimated amortization expense for capitalized software costs are $478,062, $306,396, and $92,659 for the years ending December 31, 2010, 2011, and 2012, respectively.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. Research and development costs include costs expensed related to software projects with the intent to sell or market where technological feasibility has not been established.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

STOCK-BASED COMPENSATION

The Company measures and recognizes compensation expense for all stock-based compensation at fair value. The Company recognizes stock-based compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term. For the years ended December 31, 2009 and 2008, total stock-based compensation expense was $112,414 ($0.02 per share) and $36,500 ($0.01 per share), respectively. As of December 31, 2009, there was $403,786 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Company’s 2001 Stock Option Plan. That cost is expected to be recognized over a weighted-average period of four years. This is an estimate based on options currently outstanding, and therefore this projected expense could be more in the future.

The Company’s determination of fair value of share-based compensation awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of variables. These variables include, but are not limited to, the Company’s expected stock price volatility, and actual and projected stock option exercise behaviors and forfeitures. An option’s expected term is the estimated period between the grant date and the exercise date of the option. As the expected term increases, the fair value of the option and the compensation cost will also increase. The expected-term assumption is generally calculated using historical stock option exercise data. The Company does not have historical exercise data to develop such an assumption. In cases where companies do not have historical data and where the options meet certain criteria, SEC Staff Accounting Bulletin 107 (“SAB 107”) provides the use of a simplified expected-term calculation. Accordingly, the Company calculated the expected terms using the SAB 107 simplified method.

The Company calculates expected volatility for stock options and awards using an industry index and comparable companies, as the Company does not have sufficient information to utilize a historical volatility. The Company considers the Dow Jones software and computer services small cap technology index to be representative of the Company’s size and industry and has used the historical closing total return values of that index for the three years prior to the date of grant to estimate volatility. Management expects and estimates that substantially all employee stock options will vest, and therefore the forfeiture rate used was zero.

The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of grant.

In determining the compensation cost of the options granted during 2009 and 2008, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model, and the weighted average assumptions used in these calculations are summarized as follows:

	2009	2008
Risk-free interest rate	2.52%	3.74%
Expected life of options granted	6.5 years	6.5 years
Expected volatility range	32%	25%
Expected dividend yield	0.00%	0.00%

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Using the Black-Scholes option pricing model, management has determined that the options and warrants issued in 2009 and 2008 have a weighted-average grant date fair value of $0.84 and $0.45 per share, respectively.

REVENUE RECOGNITION

The Company recognizes revenue as services are performed and amounts are earned. Sajan considers amounts to be earned when (1) persuasive evidence of an arrangement has been obtained; (2) services are delivered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the fee charged for services rendered and products delivered and the collectability of those fees.

Sajan’s agreements with its customers may informally provide the customer with a limited time period following delivery during which the Company will attempt to address any non-conformity to previously agreed upon objective specifications relating to the work. Revenue is recognized as services are delivered in accordance with the terms of the agreement with the customer, are not contingent, and are earned.

Management believes recognition of revenue at the time services are delivered is appropriate because its obligations under such provisions are limited in time, limited in scope, and historically have not involved significant costs. For the year ended December 31, 2009, the Company has had minimal revenues related to the sales of licenses.

Revenues recognized in excess of billings are recorded as unbilled services. Billings in excess of revenues recognized are recorded as deferred revenues until revenue recognition criteria are met.

COST OF REVENUES

Cost of revenues, excluding depreciation and amortization of $943,318 and $678,011 which is included in general and administrative expenses, for the years ended December 31, 2009 and 2008, respectively, consists primarily of expenses incurred for translation services provided by third parties as well as salaries and associated employee benefits for personnel related to client projects.

ADVERTISING COSTS

The majority of advertising costs are included in sales and marketing expenses and are expensed as incurred. Advertising costs totaled $59,189 and $55,645 for the years ended December 31, 2009 and 2008, respectively.

FOREIGN CURRENCY TRANSLATION

The functional currency for payment of accounts receivable for certain of the Company’s foreign customers is the local currency of the country in which the customer’s operations are based. Realized foreign currency translations gains or losses arising from exchange rate fluctuations on balances denominated in foreign currencies and unrealized foreign currency transaction gains or losses relating to accounts receivable balances were not material for the years ended December 31, 2009 and 2008.  Foreign assets and liabilities are translated using the year end exchange rates. Results of operations are

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

translated using average rates throughout the year. Translation gains and losses are accumulated as a separate component of equity.

INCOME TAX

Current income taxes are recorded based on statutory obligations for the current operating period for the various countries in which the Company has operations.

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

River Valley is a limited liability company, which provides that, in lieu of corporate income taxes, the members will separately account for their pro rata shares of River Valley’s income, losses, deductions and credits. Accordingly, there is no provision for River Valley for federal or Wisconsin income taxes.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, receivables, accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments. The fair value of capital lease obligations and long-term debt approximates the carrying amounts based upon the Company’s expected borrowing rate for debt with similar remaining maturities and comparable risk.

Note 2     CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.

Cash Concentration – Cash and cash equivalents include all highly liquid investment assets with a maturity of ninety days or less at the time of purchase. The Company places its cash at financial institutions with balances that, at times, may exceed federally insured limits. The Company evaluates the creditworthiness of these financial institutions in determining the risk associated with these deposits. The Company has not experienced any losses on such accounts.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Accounts receivable concentration – Concentrations of credit risk with respect to trade accounts receivable are limited due to the dispersion of customers across different industries and geographic regions. The largest customers accounted for approximately 18%, 17%, and 12% of accounts receivable at December 31, 2009 and 21%, 12%, and 12% of accounts receivable at December 31, 2008.

Sales concentration – The Company’s largest customers accounted for 14% and 12% of net revenues for the year ended December 31, 2009, and 12% and 10% of net revenues for the year ended December 31, 2008.

Note 3     PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2009	2008
Furniture, equipment, and software	$1,115,221	$967,460
Vehicles	61,659	46,659
Building and building improvements	2,541,778	2,541,778
Leasehold improvements	850,631	850,494
Total	4,569,289	4,406,391
Less accumulated depreciation and amortization	(1,219,733)	(938,412)
Total property and equipment, net	$3,349,556	$3,467,979

Depreciation and amortization expense was $281,322 and $287,323 for the years ended December 31, 2009 and 2008, respectively.

Note 4     CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Capitalized software development costs consist of the following at December 31:

	2009	2008
Capitalized software development costs	$2,483,356	$1,916,395
Less accumulated amortization	(1,606,239)	(1,074,613)
Total capitalized software development costs, net	$877,117	$841,782

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 5     RELATED PARTY TRANSACTIONS

Note payable and accrued interest to related party was $316,388 and $336,391 at December 31, 2009 and 2008, respectively, represented an unsecured promissory note payable to officers and stockholders of the Company, Shannon and Angela Zimmerman, which is due on demand and includes accrued interest payable at the variable applicable federal interest rate equal to .69% (.69% and 1.36% at December 31, 2009 and 2008, respectively). Interest expense for the years ended December 31, 2009 and 2008 was $2,707 and $7,269, respectively.

Sajan leases its office space from River Valley under two non-cancelable operating leases. The first lease was entered into during 2005 and expires in January 2026. The second lease was entered into during 2008 and expires in January 2026. Subsequent to December 31, 2009, the lease terms were amended to expire on January 31, 2017. These lease agreements require the Company to pay a minimum monthly rental plus certain operating expenses. Payment of rent under these leases is secured by goods, chattels, fixtures and personal property of the Company. See Note 13 for future minimum lease payments.

Related party rental income and expense for the office leases of approximately $338,640 and $326,640 have been eliminated from the consolidated financial statements for the years ended December 31, 2009 and 2008, respectively.

Note 6     DEBT

LINE OF CREDIT

The Company had $1,000,000 outstanding at December 31, 2009 under a $1,000,000 bank line of credit and $700,000 outstanding at December 31, 2008 under a $1,350,000 bank line of credit. The line of credit was due in December 2009 and was extended to mature in March 2010. Interest is payable monthly at the prime rate, not to exceed 8% or go below 5% (interest rate of 5% at both December 31, 2009 and 2008, respectively). The average interest rate for the years ended December 31, 2009 and 2008 was 5%.

The line of credit is collateralized under a security agreement granting the bank a security interest in the accounts receivable of the Company. The line of credit agreement contains representations and warranties as well as certain affirmative and negative covenants made by the Company to the bank, including the requirement to maintain a current margin ratio of no less than 1.3:1 and a debt to net worth ratio exceeding 1.3:1. As of December 31, 2009, the Company was not in compliance with both of the financial covenants and had received a waiver from the financial institution.

The line of credit is guaranteed by a certain officer and stockholders of the Company, as well as assignment of a $500,000 insurance policy on the life of an officer and stockholder of the Company.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

LONG-TERM DEBT

Long-term debt consists of the following at December 31:

	2009	2008

Mortgage Payable - First National Bank, monthly installments of $10,506 including interest at 6.00%, due March 15, 2016, secured by the building	$1,502,878	$1,536,406

Mortgage Payable - First National Bank, monthly installments of $1,584 including interest at 6.00%, due September 5, 2011, secured by the building	30,048	46,664

Mortgage Payable - Small Business Administration, monthly installments of $8,664 including interest at 5.65%, due March 1, 2026, secured by the building	984,427	1,020,425

Total long-term debt	2,517,353	2,603,495
Less: Current Portion	(105,159)	(86,142)

Long-term debt, net of current portion	$2,412,194	$2,517,353

Future maturities of long-term debt are as follows for the years ending December 31:

2010	$105,159
2011	79,602
2012	84,362
2013	89,407
2014	94,754
Thereafter	2,064,069
Total	$2,517,353

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 7     CAPITAL LEASE OBLIGATIONS

The Company has lease financing obligations for property and equipment. Leases outstanding under these agreements bear interest at an average rate of 6.85% and expire through December 2010. The obligations are collateralized by the property under the lease. Total cost and accumulated depreciation of the leased equipment was $205,394 and $142,862 at December 31, 2009 and $205,394 and $113,340 at December 31, 2008. Amortization related to these obligations is included in depreciation expense.

Future minimum lease payments consist of the following at December 31:

2010	$10,863
Less amounts representing interest	(349)
Present value of future minimum lease payments	10,514
Less current portion	(10,514)
Capital lease obligations, net of current portion	$-

Note 8     OTHER ACCRUED LIABILITIES

Other accrued liabilities consisted of the following at December 31:

	2009	2008

Legal	$184,497	$-
Professional translator services	418,243	188,018
Other	144,931	3,673
	$747,671	$191,691

Note 9     NON-CONTROLLING INTEREST

Summary of activity in non-controlling interest for the years ending December 31:

	2009	2008
Equity of non-controlling interest in subsidiary:
Non-controlling interest in subsidiary, beginning balance	$-	$-
Purchase of 94% of Sajan India Software Private Ltd	986	-
Net loss attributable to the non-controlling interest in subsidiary	(4,061)	-
Non-controlling interest in subsidiary, ending balance	$(3,075)	$-

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 10    OPTIONS AND WARRANTS

The Company has a 2001 Stock Option Plan (“2001 Plan”) under which the Company has reserved 1,012,500 shares of common stock for issuance. Options and warrants to purchase common stock are granted at the discretion of the Board of Directors. The 2001 Plan provides for grants of options to purchase shares of common stock at a fixed price equal to the fair value of the underlying stock at the date of grant. The Company may grant incentive and nonqualified stock option awards to employees, directors, and to certain consultants and other persons furnishing services to the Company under the provisions of its 2001 Plan. The Company also issues options outside the 2001 Plan to certain directors and employees as an incentive for employment or board duties.

Option and warrant grants are exercisable from three to ten years from the date of grant. The warrants vest immediately. Certain of the options vest immediately, while others vest from one to five years and are subject to forfeiture if certain vesting requirements are not met. Management anticipates the average term of the options will be six and one half years. Options and warrants are amortized on a straight-line basis over the requested service period.

The following table summarizes stock option activity for options granted under and outside of the 2001 Plan for the years ended December 31, 2009 and 2008:

	Number of Stock Options	Weighted- Average Exercise Price	Weighted- Average Fair Value	Weighted- Average Remaining Contractual Term (Years)

Balance at December 31, 2007	316,375	$2.19	$0.55
Granted	3,000	2.00	0.45

Balance at December 31, 2008	319,375	1.99	0.50	5.7
Exercisable	100,430	1.98	0.53	3.4
Vested during the year	63,516	1.98	0.50
Nonvested at December 31, 2008	218,945	2.00	0.50

Granted	525,000	2.72	1.02
Cancelled	(2,250)	1.00	0.26

Balance at December 31, 2009	842,125	$2.45	$0.82	8.7
Exercisable	245,046	$2.18	$0.65	7.6
Vested during the year	144,616	$2.46	$0.60
Nonvested at December 31, 2009	597,079	$2.52	$0.88

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

The number of shares subject to options outstanding outside of the 2001 Plan included in the above table were 216,875 and 16,875 shares at December 31, 2009 and 2008, respectively. The average weighted value of these options was $.98 and $.55 at December 31, 2009 and 2008, respectively. The average weighted exercise price of these options was $2.66 and $2.00 at December 31, 2009 and 2008, respectively. At December 31, 2009 and 2008, these options were exercisable as to 49,433 and 16,875 shares with a weighted average value of $2.47 and $2.00 and a weighted average exercise price of $.86 and $.55, respectively. Aggregate fair value of options vested during the years ended December 31, 2009 and 2008 were $86,790 and $31,920, respectively.

Intrinsic value as of December 31, 2009 is based on the fair value price of $2.72, which would have been received by the option holders had all in-the-money option holders exercised their options as of that date. The Company used a fair value of $2.00 on December 31, 2008. The total number of shares subject to in-the-money options outstanding as of December 31, 2009 and 2008 was 317,125 and 3,555 shares, respectively. The total number of shares subject to in-the-money options exercisable as of December 31, 2009 and 2008 was 154,125 and 3,555 shares, respectively. The intrinsic value of options outstanding and exercisable at December 31, 2009 was $159,166 and $77,466, respectively. The intrinsic value of options outstanding and exercisable at December 31, 2008 was $924 and $924, respectively.

The following is a summary of warrants outstanding and exercised for the years ended December 31, 2009 and 2008:

	Warrants Shared	Weighted- Average Exercise Price	Weighted- Average Fair Value	Aggregate Fair Value	Weighted- Average Remaining Contractual Term (Years)

Balance at December 31, 2007	102,875	$2.00	$0.55	$13,750

Balance at December 31, 2008	102,875	2.00	0.55	56,581	7.75
Exercisable at end of period	102,875	2.00	0.55	56,581
Nonvested at December 31, 2008	0	0.00	0.00	0.00

Balance at December 31, 2009	102,875	$2.00	$0.55	$56,581	6.75
Exercisable	102,875	$2.00	$0.55	$56,581	6.75
Nonvested at December 31, 2009	0	$0.00	$0.00	$0.00

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 11 EMPLOYEE BENEFIT PLANS

The Company maintained a SIMPLE IRA plan in 2008 which covered substantially all of the Company’s employees who received at least $5,000 in compensation. A participant was able to make contributions of up to 3% of the participant’s annual compensation. The Company made matching contributions equal to each participant’s contribution, up to a maximum contribution of 3% of each participant’s compensation. The Company’s employer contribution to the plan totaled $74,545 for the year ended December 31, 2008.

In 2009, the Company established an employee benefit plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). At the discretion of the Board of Directors, the Company may make discretionary profit-sharing contributions into the 401(k) plan for all eligible employees. The Company will make matching contributions equal to each participant’s contribution, up to a maximum matching contribution of 4% of each participant’s compensation. For the year ended December 31, 2009, the Company’s matching contributions totaled $97,795.

Note 12 INCOME TAXES

The following is a reconciliation of the federal statutory income tax rate to income tax expense for the years ended December 31:

	2009	2008
Federal Income tax at the statutory rate	$(491,373)	$145,236
State income tax	(60,693)	-
Federal benefit for state taxes	21,243	-
Non-deductible expenses	36,853	(30,443)
Transaction costs	86,625	-
Foreign rate differential	74,474	-
Other	24,758	(4,102)
Income tax expense (benefit)	$(308,113)	$110,691

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Net deferred tax assets consist of the following as of December 31:
	2009	2008
Deferred tax assets:
Accounts payable and other liabilities	$414,184	$471,773
Stock-based compensation	19,230	4,375
Net operating loss carryforward	804,309	639,129
Other	5,570	-
	$1,243,293	$1,115,277

Deferred tax liabilities
Accounts receivable and other assets	(823,084)	(1,030,514)
Depreciation	(38,460)	(47,817)
Capitalized software development costs	(327,078)	(294,624)
	$(1,188,620)	$(1,372,955)

The above deferred taxes have been classified in the accompanying consolidated balance sheets as follows as of December 31:

	2009	2008
Current assets	$660,170	$32,571
Noncurrent liability	(605,497)	(290,249)
	$54,673	$(257,678)

The provision for income taxes charged to operations consists of the following for the years ended December 31:

	2009	2008
Current	$4,237	$15,450
Deferred - US	(284,239)	95,241
Deferred - Foreign	(28,111)	-
Total	$(308,113)	$110,691

The Company has recorded deferred tax assets related to federal, state and foreign net operating loss carryforwards totaling $804,309 and $639,129 at December 31, 2009 and 2008, respectively. The Company has available federal and state net operating loss carryforwards available to reduce future income taxes totaling approximately $2 million and $1.6 million, respectively, at December 31, 2009 and 2008 and expiring at various times through 2029. The Company has available foreign tax losses totaling approximately $225,000 and $0, respectively, at December 31, 2009 and 2008 that have an indefinite carryforward period.

The net operating losses may be subject to certain annual limitations under the provisions of the Internal Revenue Code, Section 382, which relates to a 50% change in control over a three-year period. Future changes in control may result in additional expiration of a portion of the remaining net operating loss carryforward before it can be used, and the use of the carryforward is also dependent upon the Company attaining profitable operations in the future.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Prior to the year ended December 31, 2009, the Company filed its tax returns based upon the cash method. During the year ended December 31, 2009, the Company reached an average level of revenues that required the Company to file its tax returns based upon the accrual method. This change in tax accounting method resulted in the reversal of the Company’s deferred tax liabilities related to accounts receivable and its deferred tax assets related to accounts payable and other liabilities, as well as all or a portion of the Company’s net operating loss carryforwards.

The Company evaluated the available evidence supporting the realization of its deferred tax assets and determined it is more likely than not that the assets will be realized.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the guidance to all tax positions for which the statute of limitations remained open. As a result of the implementation of the guidance, the Company recognized an increase of $15,449 in the liability for unrecognized income tax benefits, which was accounted for as an increase to income tax expense during 2008. For the year ended December 31, 2009, the Company recognized an increase of $4,238 in the liability for unrecognized tax benefits.

The following table provides a reconciliation of the beginning and ending amount of unrecognized tax benefits for the year ended December 31:

	2009	2008
Balance at January 1:	$15,450	$0

Gross increases related to prior period tax positions	971	12,054

Gross decreases related to prior period tax positions	-	-

Gross increases related to current period tax positions	3,266	3,395

Balance at December 31:	$19,687	$15,449

The Company recognizes interest and penalties as components of income tax expense. Interest expense was $265 and penalties were $1,025 for the year ended December 31, 2009. For the year ended December 31, 2008, the Company accrued interest of $1,161 and penalties of $4,497.

The statute of limitations remains open for tax years ended December 31, 2006 through 2009 for federal income tax purposes. These open years remain subject to examination as of December 31, 2009.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 13    COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company has domestic and foreign leases. The domestic leases are with River Valley Business Center, LLC and are described in Note 5. The foreign leases’ payments are approximately $3,800 a month for base rent through September 2014.

Rent expenses for all office space with non-related parties totaled $28,667 and $0 for the years ended December 31, 2009 and 2008, respectively.

Future minimum lease payments, including related party payments (see Note 5), as of December 31, 2009 are as follows:

2010	$357,717
2011	338,792
2012	336,363
2013	335,703
2014	328,936
Thereafter	643,000
Total	$2,340,511

CONTINGENCIES

Employment Agreements – The Company has entered into employment agreements with two officer shareholders. Under the employment agreements, the Company is required to pay a specified annual base salary and may be required to pay severance in an amount equal to the then-current annual salary base upon termination of employment by the Company’s breach. The employment agreements contain confidentiality, invention assignment, non-solicitation and non-compensation provisions.

Legal proceedings – In the ordinary course of business, the Company is subject to legal proceedings and claims. In the opinion of management, the amount of ultimate liability with respect to these actions may or may not materially affect the financial position of the Company nor can an estimate be made. The Company expenses legal costs during the period incurred.

On October 8, 2009, legal counsel for Tiberius Capital II, LLC (Tiberius), sent by email to legal counsel for MathStar, Inc. (MathStar) a copy of a draft complaint naming the Company, MathStar (see Note 14 for subsequent transaction) and others as defendants. The complaint stated that Tiberius was bringing a class action lawsuit on behalf of a class consisting of all those who purchased MathStar’s securities between May 11, 2009 and September 30, 2009. The complaint was to be filed in the United States District Court for the Southern District of New York. The complaint alleged (1) violations of Section 13(d) of the Securities Exchange Act of 1934 (the Exchange Act) and the Rules of the Securities and Exchange Commission (the SEC) thereunder against the defendants except Sajan for alleged failure to report that such defendants were acting as a “group” for purposes of purchasing MathStar’s shares of common stock; (2) breaches of Section 14(a) of the Exchange Act and the Rules of the SEC thereunder against the defendants except Sajan for alleged misstatements in MathStar’s proxy statement filed with the SEC on June 17, 2009 (the Proxy Statement) and in connection with MathStar’s annual meeting of stockholders held on July 10, 2009; (3) violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated by the SEC thereunder against the defendants except Sajan for alleged misstatements made in the Proxy

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Statement and in an alleged fraud on the market by such defendants; (4) violations of Section 14 of the Exchange Act and Rule 14e-3 promulgated by the SEC thereunder against the defendants except Sajan for actions taken by such defendants in connection with an alleged “creeping” tender offer; (5) control party liability under Section 20(a) of the Exchange Act against the MathStar directors for alleged violations of Sections 14(a) and 14(e) of the Exchange Act and Rule 10b-5 thereunder; (6) breach of fiduciary duty against the MathStar directors; and (7) civil conspiracy against the defendants. In the complaint, Tiberius requested that the court enter a judgment in favor of Tiberius and the plaintiff’s class and against the defendants declaring that MathStar violated “§10b-5, §13d, §14a and §14e” of the Exchange Act and rules promulgated thereunder, including Regulation FD; enter judgment in favor of Tiberius and the plaintiffs class and against the MathStar directors in the amount of $10,000,000 in compensatory and punitive damages; award Tiberius all of its costs incurred in connection with the action, including reasonable attorneys’ fees; and grant such other and further relief as the Court deems to be just and equitable. The Tiberius complaint was never filed in court or served on the defendants.

On October 14, 2009, the defendants named in the Tiberius complaint (the “Minnesota Parties”) filed a Complaint in the United States District Court for the District of Minnesota captioned “MathStar, Inc., Feltl and Company, Inc., Sajan, Inc., Perkins Capital Management, Inc., Richard C. Perkins, Merrill A. McPeak, Benno G. Sand, John C. Feltl and Joseph P. Sullivan, Plaintiffs, v. Tiberius Capital II, LLC, Defendant” (the “Minnesota Complaint”). In the Minnesota Complaint, the Minnesota Parties state that Tiberius is threatening to bring a class action lawsuit against them, as set forth in the draft Tiberius complaint. The Minnesota Complaint also alleges a claim of tortious interference with prospective economic advantage against Tiberius on behalf of MathStar, Sajan and Feltl and Company, Inc. (“F&C”). The Minnesota Complaint requests judgment in favor of the Minnesota Parties declaring that their actions described in the Minnesota Complaint were lawful; declaring that the Minnesota Parties have not violated any legal duties to Tiberius; declaring that the proposed Tiberius Complaint is without merit; awarding money damages to MathStar, Sajan and F&C in an amount to be determined at trial to compensate such Minnesota Parties for Tiberius’ tortious interference with their economic advantage; awarding the Minnesota Parties their costs, disbursements and reasonable attorneys’ fees; and awarding the Minnesota Parties such other and further relief as the Court deems to be just, proper and equitable. The Minnesota Complaint was served on Tiberius on October 21, 2009.

On November 9, 2009, Tiberius served and filed its Answer and Counterclaim denying liability under the Minnesota Complaint and asserting substantially the same claims set forth in the draft Tiberius complaint and, in addition, asserting common law claims for fraud against the Minnesota Parties except Sajan and against all of the Minnesota Parties for wrongful interference with the prospectively advantageous, successful completion of its tender offer for MathStar’s shares of common stock. On December 8, 2009, Tiberius served and filed an Answer and Amended Counterclaim in which it added a jurisdictional allegation and asserted claims for declaratory relief under its other claims. The Minnesota Parties filed timely motions to dismiss the Tiberius Counterclaim and Amended Counterclaim on several grounds. The motions were fully briefed, and oral arguments took place before the Court on February 9, 2010. A ruling on the motions is expected this spring. A case scheduling conference was held on January 14, 2010 before the Magistrate Judge, at which it was determined that a schedule will be established following a ruling on the motions.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

As of February 23, 2010, the Company believes the Tiberius complaint is without merit and it is not liable for any of these claims.

Note 14    RESTATEMENT

The consolidated financial statements for the year ended December 31, 2008 and at December 31, 2008 have been restated for the consolidation of an affiliate due to Sajan being a primary beneficiary of River Valley Business Center, LLC (see Notes 1 and 5); an increase in accrued commissions of $298,238; an increase in other long-term liability of $15,449; an increase in capitalized software development costs of $44,801; and a decrease in income tax expense of $56,972.

The following is a summary of the effect of the restatement and adjustments on the accompanying consolidated financial statements.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2009 and 2008

Consolidated Balance Sheet as of December 31, 2008

	As reported	Restatement Adjustments	As Restated
Assets
Current assets:
Cash and cash equivalents	$218,767	$162,734	$381,501
Accounts receivable, net of allowance of $10,000	2,909,529	28,527	2,938,056
Deferred tax asset	-	32,571	32,571
Other current assets	149,129	(92,241)	56,888
Total current assets	3,277,425	131,591	3,409,016

Property and equipment, net	810,781	2,657,198	3,467,979

Other assets:
Intangible assets, net	20,520	92,249	112,769
Capitalized software development costs, net	886,583	(44,801)	841,782
Other assets, net	-	25,245	25,245
Total other assets	907,103	72,693	979,796

Total assets	$4,995,309	$2,861,482	$7,856,791

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of capital lease obligations	$50,761	$-	$50,761
Current portion of long-term debt	-	86,142	86,142
Note payable - related party	330,602	(15,618)	314,984
Line of credit	700,000	-	700,000
Accounts payable	559,376	9,858	569,234
Accrued interest - related party	-	21,407	21,407
Accrued compensation and benefits	359,746	111,542	471,288
Other accrued liabilities	4,986	186,705	191,691
Deferred revenue	104,783	28,527	133,310
Total current liabilities	2,110,254	428,563	2,538,817

Long-term liabilities:
Capital lease obligations, net of current portion	10,270	-	10,270
Long-term debt, net of current portion	-	2,517,353	2,517,353
Other long-term liability	-	15,449	15,449
Deferred tax liabilities	330,100	(39,851)	290,249
Total long-term liabilities	340,370	2,492,951	2,833,321

Total liabilities	2,450,624	2,921,514	5,372,138

Stockholders’ equity:
Common stock, $.01 par value, 20,000,000 shares authorized, 5,686,250 issued and outstanding at December 31, 2008	56,863	-	56,863
Additional paid-in capital	1,824,160	-	1,824,160
Retained earnings (Accumulated deficit)	663,662	(286,066)	377,596
Stockholders’ equity	2,544,685	(286,066)	2,258,619

Non-controlling interest in equity of affiliate (River Valley Business Center, LLC)	-	226,034	226,034
Total equity	2,544,685	(60,032)	2,484,653

Total liabilities and stockholders’ equity	$4,995,309	$2,861,482	$7,856,791

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2009 and 2008

Consolidated Statement of Operations for the Year Ended December 31, 2008

	As reported	Restatement Adjustments	As Restated
Revenues:
Translation and consulting income	$9,581,693	$95,654	$9,677,347
Technology income	969,264	-	969,264
Rental income	-	67,144	67,144
Total revenues	10,550,957	162,798	10,713,755

Operating expenses:
Cost of revenues (exclusive of amortization and depreciation of included in general and administrative below)	4,723,975	-	4,723,975
Sales and marketing	2,737,060	180,682	2,917,742
Research and development	571,772	(168,892)	402,880
General and administrative	2,060,810	(10,014)	2,050,796
Total operating expenses	10,093,617	1,776	10,095,393

Income from operations	457,340	161,022	618,362

Other income (expense):
Interest expense	(39,584)	(176,338)	(215,922)
Interest and other income	108,826	(95,417)	13,409
Other expense	(890)	-	(890)
Total other income (expense)	68,352	(271,755)	(203,403)

Net income before income taxes and non-controlling interest in affiliate	525,692	(110,733)	414,959

Income tax expense	167,663	(56,972)	110,691

Net income before non-controlling interest	358,029	(53,761)	304,268
Less Non-controlling interest in affiliate (River Valley Business Center)	-	70,476	70,476

Net income attributable to Sajan, Inc.	$358,029	$(124,237)	$233,792

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2009 and 2008

Consolidated Statement of Cash Flows for the Year Ended December 31, 2008

	As reported	Restatement Adjustments	As Restated
Cash flows from operating activities:
Net income	$358,029	$(53,761)	$304,268
Adjustments to reconcile net income to net cash from operating activities:
Amortization of capitalized software costs	390,689	-	390,689
Amortization of license costs and debt issuance costs	-	35,025	35,025
Depreciation	192,029	95,294	287,323
Stock-based compensation expense	36,500	-	36,500
Deferred income taxes	167,663	(72,422)	95,241
Decrease (increase) in current assets:
Accounts receivable	(755,569)	(48,997)	(804,566)
Other current assets	(137,162)	100,689	(36,473)
Increase (decrease) in current liabilities:
Accounts payable	298,021	(3,428)	294,593
Accrued interest -related party	9,255	(1,986)	7,269
Accrued compensation and benefits	171,178	(6,352)	164,826
Other accrued liabilities	4,986	143,112	148,098
Deferred revenue	104,783	28,527	133,310
Other long-term liability	-	15,449	15,449
Net cash flows provided by operating activities	840,402	231,150	1,071,552

Cash flows from investing activities:
Purchases of property and equipment	(310,448)	(26,232)	(336,680)
Purchases of intangible assets	-	(126,322)	(126,322)
Capitalized software development costs	(635,243)	44,802	(590,441)
Net cash flows used in investing activities	(945,691)	(107,752)	(1,053,443)

Cash flows from financing activities:
Net (payments) proceeds on note payable - related party	(4,667)	(6,225)	(10,892)
Net (payments) proceeds on line of credit	200,000	-	200,000
Advances from note payable - related party	-	18,000	18,000
Advances from long-term debt	-	23,500	23,500
Payments on capital lease obligation	(52,742)	-	(52,742)
Payments on long-term debt	-	(77,604)	(77,604)
Net cash flows provided by financing activities	142,591	(42,329)	100,262

Net increase (decrease) in cash and cash equivalents	37,302	81,069	118,371

Cash and cash equivalents - beginning of year	181,465	81,665	263,130

Cash and cash equivalents - end of year	$218,767	$162,734	$381,501

Note 15     SUBSEQUENT EVENTS

The Company evaluated the period from December 31, 2009 through February 23, 2010, the date the financial statements were available to be issued, for material subsequent events requiring recognition or disclosure. Besides those events listed below, no such events were identified for this period.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2009 and 2008

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On February 23, 2010, Sajan, Inc. a Minnesota corporation, merged with and into Garuda Acquisition, LLC, a wholly-owned subsidiary of MathStar (“Garuda”), in accordance with the terms of the Agreement and Plan of Merger dated as of January 8, 2010 by and among MathStar, Sajan, Garuda, and Thomas Magne, solely in his capacity as agent for the holders of common stock of Sajan.

Pursuant to the Merger, Sajan merged with and into Garuda, with Garuda as the surviving entity. For accounting purposes, Sajan is treated as the continuing reporting entity that acquired MathStar because Sajan obtained effective control of MathStar as a result of the Merger. This determination was based on the following facts: Sajan stockholders will have a large minority interest in the combined entity, the governing board will consist of a majority of Sajan board members, and the composition of the senior management will be Sajan’s management team. Under this method of accounting, the recognition and measurement provisions of the accounting guidance for business combinations do not apply and, therefore, there is no recognition of goodwill or other intangible assets. Instead, the acquisition has been treated as the equivalent of Sajan issuing stock for the net monetary assets of MathStar, primarily cash, which are stated at their carrying value. Because of the Merger, the historical results will represent those of Sajan.

At closing, MathStar paid $6,100,000 in cash, of which $5,100,000 was paid to existing shareholders of Sajan and $1,000,000 was placed in escrow to be held for 12 months to secure the indemnification obligations of Sajan and its shareholders to MathStar under the Merger Agreement. In addition, in the Merger, MathStar issued a one year $1,000,000 promissory note to the majority shareholders of Sajan.

In exchange for the acquisition by MathStar of all outstanding capital stock of Sajan, MathStar issued a total of approximately 7,000,000 shares of MathStar common stock to former Sajan shareholders at the closing, and MathStar reserved, as of the closing, approximately 945,000 shares of MathStar common stock for issuance upon the exercise of options and warrants pursuant to the Merger.

As a result of the Merger, each outstanding share of Sajan common stock was converted into 1.225 shares of MathStar common stock. Options to purchase Sajan common stock issued under Sajan’s 2001 Plan and certain non-plan options and warrants were converted into options and warrants to purchase MathStar common stock and will remain outstanding as options and warrants to purchase shares of MathStar common stock.

The accompanying unaudited pro forma combined financial statements are presented as if the Company and MathStar had been operating as a combined entity. The unaudited pro forma combined balance sheet as of December 31, 2009 presents the financial position of the Company assuming the acquisition had occurred on December 31, 2009. The unaudited pro forma combined statement of operations for the year ended December 31, 2009 presents the results of operations assuming the acquisition had occurred on January 1, 2009. All material adjustments to reflect the acquisition are set forth in the column “Pro Form Adjustments”. The pro forma data is for informational purposes only and may not necessarily reflect future results of operations and financial position or what the results of operations or financial position would have been had Sajan and MathStar been operating as a combined entity for the specific periods.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2009 and 2008

Sajan Inc., Subsidiaries and Affiliate (River Valley Business Center, LLC)
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
December 31, 2009

	Sajan, Inc., Subsidiaries, and Affiliate	Deconsolidation of River Valley Business Center, LLC	Sajan, Inc. and Subsidiaries	MathStar, Inc.	Cash Pay Out Adjustments		Pro forma Adjustments		Record MathStar Net Assets Adjustments		Unaudited Pro forma Total
Assets
Current assets:
Cash and cash equivalents	$120,493	$91,111	$29,382	$13,050,508	$(5,100,000	)A	$61,061	B,C	$4,950,508	F,J	$5,040,951
Restricted cash	-	-	-	-	-		-		2,000,000	E	2,000,000
Accounts receivable, net of allowance of $10,000	2,871,005	30,000	2,841,005	-	-		-		-		2,841,005
Deferred tax asset	660,170	-	660,170	-	-		-		-		660,170
Unbilled services	256,697	-	256,697	-	-		-		-		256,697
Other current assets	38,534	109,911	(71,377)	-	-		-		-		(71,377)
Total current assets	3,946,899	231,022	3,715,877	13,050,508	(5,100,000)		61,061		6,950,508		10,727,446

Property and equipment, net	3,349,556	2,571,066	778,490	-	-		-		-		778,490

Other assets:
Intangible assets, net	336,983	-	336,983	-	-		-		-		336,983
Capitalized software development costs, net	877,117	-	877,117	-	-		-		-		877,117
Other assets, net	24,294	24,294	-	69,371	-		-		69,371	F	69,371
Total other assets	1,238,394	24,294	1,214,100	69,371	-		-		69,371		1,283,471

Total assets	$8,534,849	$2,826,382	$5,708,467	$13,119,879	$(5,100,000)		$61,061		$7,019,879		$12,789,407

Liabilities and Stockholders’ Equity

Current liabilities:
Checks issued in excess of bank balance	$113,048	$-	$113,048	$-	$-		$-		$-		$113,048
Current portion of capital lease obligations	10,514	-	10,514	-	-		-		-		10,514
Current portion of long-term debt	105,159	105,159	-	-	-		-		-		-
Cash paid out at closing	-	-	-	-	(5,100,000	)A	-		-		-
Note payable - related party	292,973	30,743	262,230	-	-		(262,230	)C	1,000,000	E	1,000,000
Note payable - indemnification escrow	-	-	-	-	-		-		1,000,000	E	1,000,000
Line of credit	1,000,000	-	1,000,000	-	-		-		(1,000,000	)J	-
Accounts payable	901,213	51,415	849,798	36,957	-		-		36,957	F	886,755
Accrued interest - related party	23,415	-	23,415	-	-		(23,415	)C	-		-
Accrued compensation and benefits	505,084	-	505,084	-	-		-		-		505,084
Other accrued liabilities	747,671	-	747,671	701,573	-		(460,988	)D	701,573	F	988,256
Deferred revenue	336,458	5,595	330,863	-	-		-		-		330,863
Total current liabilities	4,035,535	192,912	3,842,623	738,530	(5,100,000)		(746,633)		1,738,530		4,834,520

Long-term liabilities:
Long-term debt, net of current portion	2,412,194	2,412,194	-	-	-		-		-		-
Other long-term liability	19,687	-	19,687	213,026	-		-		213,026	F	232,713
Deferred tax liabilities	605,497	-	605,497	-	-		-		-		605,497
Total long-term liabilities	3,037,378	2,412,194	625,184	213,026	-		-		213,026		838,210

Total liabilities	7,072,913	2,605,106	4,467,807	951,556	(5,100,000)		(746,633)		1,951,556		5,672,730

Stockholders’ equity:
Common stock	56,863	-	56,863	91,815	-		-		104,609	F	161,472
Additional paid-in capital	1,919,161	-	1,919,161	155,939,920	-		253,711	H,I	4,963,714	F	7,136,586
Accumulated deficit	(709,393)	-	(709,393)	(143,863,412)	-		553,983	B,D,H,I	-		(155,410)
Accumulated other comprehensive loss:
Foreign currency adjustment	(22,896)	-	(22,896)	-	-		-		-		(22,896)
Stockholders’ equity	1,243,735	-	1,243,735	12,168,323	-		807,694		5,068,323		7,119,752

Non-controlling interest in subsidiary	(3,075)	-	(3,075)	-	-		-		-		(3,075)
Non-controlling interest in equity of affiliate (River Valley Business Center, LLC)	221,276	221,276	-	-	-		-		-		-
Total equity	1,461,936	221,276	1,240,660	12,168,323	-		807,694		5,068,323		7,116,677

Total liabilities and stockholders’ equity	$8,534,849	$2,826,382	$5,708,467	$13,119,879	$(5,100,000)		$61,061		$7,019,879		$12,789,407

MathStar, Inc.
Common stock, $.01 par value, 18,000,000 shares authorized, 9,181,497 (pre merger) and 16,147,141 (pro forma) issued and outstanding at December 31, 2009
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued and outstanding at December 31, 2009

SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Sajan Inc., Subsidiaries and Affiliate (River Valley Business Center, LLC)
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the year ended December 31, 2009

	Sajan, Inc., Subsidiaries, and Affiliate	Deconsolidation of River Valley Business Center, LLC	Adjustments		Sajan, Inc. and Subsidiaries	MathStar, Inc.	Pro forma Adjustments		Unaudited Pro forma Total
Revenues:
Translation and consulting income	$11,639,588	$-	$-		$11,639,588	$-	$-		$11,639,588
Technology income	1,019,470	-	-		1,019,470	-	-		1,019,470
Rental income	67,144	405,784	338,640	G	-	-	-		-
Other revenue	-	-	-		-	95,050	-		95,050
Total revenues	12,726,202	405,784	338,640		12,659,058	95,050	-		12,754,108

Operating expenses:
Cost of revenues (exclusive of amortization and depreciation included in general and administrative below)	7,001,531	-	-		7,001,531	104,978	-		7,106,509
Sales and marketing	3,413,943	-	-		3,413,943	13,031	151,679	I	3,578,653
Research and development	595,785	-	-		595,785	36,276	-		632,061
General and administrative	2,875,491	245,984	338,640	G	2,968,147	2,780,780	(705,662	)H	5,043,265
Total operating expenses	13,886,750	245,984	338,640		13,979,406	2,935,065	(553,983)		16,360,488

Income (loss) from operations	(1,160,548)	159,800	-		(1,320,348)	(2,840,015)	553,983		(3,606,380)

Other income (expense):
Interest expense	(209,164)	(164,558)	-		(44,606)	-	-		(44,606)
Interest and other income	3,830	-	-		3,830	88,357	-		92,187
Other expense	(38,039)	-	-		(38,039)	-	-		(38,039)
Total other income (expense)	(243,373)	(164,558)	-		(78,815)	88,357	-		9,542

Net loss before income taxes and non-controlling interests in subsidiary and affiliate	(1,403,921)	(4,758)	-		(1,399,163)	(2,751,658)	553,983		(3,596,838)

Income tax benefit	(308,113)	-	-		(308,113)	-	-		(308,113)

Net loss before non-controlling interest	(1,095,808)	(4,758)	-		(1,091,050)	(2,751,658)	553,983		(3,288,725)
Less Non-controlling interest in subsidiary	(4,061)	-	-		(4,061)	-	-		(4,061)
Less Non-controlling interest in affiliate (River Valley Business Center)	(4,758)	(4,758)	-		-	-	-		-

Net loss attributable to Sajan, Inc. and subsidiaries	$(1,086,989)	$-	$-		$(1,086,989)	$(2,751,658)	$553,983		$(3,284,664)

Loss per common share - Basic and diluted	$(0.19)				$(0.19)	$(0.30)			$(0.20)

Weighted average shares outstanding - Basic and diluted	5,686,250				5,686,250	9,181,497			16,147,141

SEE NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTES TO UNAUDITED PRO FROM FINANCIAL STATEMENTS

The MathStar merger is a reconsideration event for the lease between Sajan and River Valley Business Center, LLC (affiliate). Based on the change in ownership, the Company is no longer considered the primary beneficiary of the lease with River Valley Business Center, LLC (affiliate). The pro forma unaudited financial statements are presented with the deconsolidation of the affiliate.

A	•	Merger document notes cash of $5,100,000 paid at the time of closing to the shareholders of Sajan.

B	•	Transaction costs of $261,291 related fees and expenses by MathStar.

	•	Transaction costs of $85,415 related fees and expenses by Sajan.

C	•	Payment of note payable - related party of $262,230 and accrued interest - related party of $23,415 as required by the Merger Agreement.

D	•	Transaction costs accrued of $282,026 related fees and expenses by MathStar.

	•	Transaction costs accrued of $178,962 related fees and expenses by Sajan.

E	•	Merger Agreement provides for a note payable for one year of $1,000,000 to the majority shareholders of Sajan.

	•	Merger Agreement provides for $1,000,000 to be placed in escrow for the indemnification obligations.

F	•	Record net monetary assets of MathStar of $5,068,323 for the issuance of 9,181,497 shares of common stock and the conversion of Sajan shares at 1.225 per share.

G	•	Rent expense paid by Sajan to River Valley Business Center, LLC which will no longer be accounted for as variable interest entity.

H	•	Transaction costs of $543,317 related fees and expenses by MathStar.

SAJAN, INC., SUBSIDIARIES AND AFFILIATE (RIVER VALLEY BUSINESS CENTER, LLC)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

•	Transaction costs of $264,377 related fees and expenses by Sajan.

•	Stock options and warrants repriced based on terms of the Merger Agreement. Expense of $102,032 for the modification for vested equity instruments.

Additional expense to be recorded for the modifications in the years ending December 31:

2010	$15,850
2011	15,094
2012	15,094
2013	15,094
$61,132

I	•	Stock options and warrants repriced based on terms of Merger Agreement. Expense of $151,679 for the modification for vested equity instruments.

Additional expense to be recorded for the modifications in the years ending December 31:

2010	$149,968
2011	77,055
2012	74,461
$301,484

J	•	Pay off of line of credit of $1,000,000.